                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

                                         [_] Confidential, For Use of the
[_] Preliminary proxy statement             Commission Only

[X] Definitive proxy statement

[_] Definitive additional materials (as permitted by 14a-6(e)(2))

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                LANTRONIX, INC.
               (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:

                                LANTRONIX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 9, 2001
                            10:00 A.M. PACIFIC TIME

TO THE STOCKHOLDERS OF LANTRONIX, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation (the "Company"), will be held on Friday, November 9, 2001, at 10:00 a.m., local time, at the Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, CA, 92626, for the following purposes:

  1. To elect two (2) directors to serve until the 2004 Annual Meeting of Stockholders.

  2. To approve the amendment and restatement of the Company's 2000 Stock
     Plan.

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending June 30, 2002.

  4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

   The foregoing business items are more fully described in the following pages which are made part of this Notice. Stockholders of record at the close of business on Friday, September 28, 2001, may attend and vote at Annual Meeting. We request that you vote your shares as promptly as possible by marking your votes, dating, signing and returning the Proxy or voting instruction form in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

                                          Steven V. Cotton
                                          Chief Operating Officer and
                                          Chief Financial Officer

Irvine, California
October 5, 2001

IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to promptly complete, sign, date, and return the enclosed Proxy in the envelope provided.

                                LANTRONIX, INC.
                            Corporate Headquarters
                            15353 Barranca Parkway
                           Irvine, California 92618
                                (949) 453-3990

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   The enclosed Proxy is solicited on behalf of Lantronix, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 9, 2001, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, CA, 92626.

   These proxy solicitation materials, which include the Proxy Statement, Proxy, and Form 10-K, were first mailed on or about October 11, 2001, to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

   Stockholders of record at the close of business on September 28, 2001 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Presence in person or by Proxy of a majority of the shares of common stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date, 49,931,149 Shares of Common Stock, par value of $0.0001 per share, were issued and outstanding, the only class of voting securities outstanding.

Revocability of Proxies

   Properly executed and unrevoked proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. Where no instructions are specified, the proxies will be voted in favor of all proposals set forth in the Notice of Meeting.

   Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

  . filing a written notice of revocation with our Secretary at our principal executive office (15353 Barranca Parkway, Irvine, California 92618);

  . filing with our Secretary at our principal executive office (15353 Barranca Parkway, Irvine, California 92618) a properly executed proxy showing a later date; or

  . attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Voting and Solicitation

   Each share of Common Stock outstanding on the Record Date of September 28, 2001, will be entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

   Shares of Common Stock represented by properly dated, executed, and returned Proxies will, unless such Proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director;
(ii) FOR the amendment and restatement of the Company's 2000 Stock Plan; and
(iii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending June 30, 2002. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

   We will pay the costs soliciting Proxies from stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward these materials to the beneficial owners of Common Stock. We may reimburse brokerage firms and other such persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   In a 1988 case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in our 2002 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, no later than June 14, 2002, or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2002 Proxy Statement.

   Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2002 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary, Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, for the 2002 Annual Meeting of Stockholders. Such proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the date of the 2002 Annual Meeting. Note, however, that in the event we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2002 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2002 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2002 Annual Meeting on September 7, 2002, for a 2002 Annual Meeting on November 8, 2002, any such proposal or nomination will be considered untimely if submitted to us after September 17, 2002. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the "SEC"). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with our Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2002 Annual Meeting.

   The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2002 Annual Meeting is August 28, 2002, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Annual Meeting.

   Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2002 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2002 Annual Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

   We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2001 Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the 2001 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for the 2001 Annual Meeting, which is October 21, 2001, or the date which is ten calendar days after the date this Proxy Statement is mailed.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   Our Board of Directors is currently composed of five members. Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class serving staggered three-year terms. The first class consists of two directors, the second class consists of two directors and the third class consists of one director. Directors Howard T. Slayen and H.K. Desai are the Class I directors whose terms expire at the Annual Meeting of Stockholders to be held on November 9, 2001. Directors Bernhard Bruscha and Thomas W. Burton are the Class II directors whose terms will expire at the 2002 Annual Meeting of Stockholders. Director Frederick G. Thiel is the Class III director whose term will expire at the 2003 Annual Meeting of Stockholders. All of the directors, including the Class I nominees are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above.

   The term of each of these three classes will then expire at the third annual meeting following the date of expiration described in the previous sentence. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified. If elected at the Annual Meeting, each of the Class I director nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

   Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three Class I nominees. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below.

   The names of the members of our Board of Directors, including the Class I nominees, their ages as of September 28, 2001, and certain information about them, are set forth below:

Name                       Age                   Position(s)
----                       ---                   ----------
Bernhard Bruscha (3)......  48 Chairman of the Board of Directors

Frederick G. Thiel........  40 Director, President and Chief Executive Officer

Thomas W. Burton (2)(3)...  55 Director

Howard T. Slayen            54 Director
 (1)(2)(3)................

H. K. Desai (1)(2)........  55 Director

--------
(1) Denotes nominee for election at 2001 Annual Meeting of Stockholders

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

   Bernhard Bruscha has been the Chairman of the Board of Directors since he founded our company in June 1989. Since 1980, Mr. Bruscha has served as Chief Executive Officer of transtec AG, a computer systems manufacturer. transtec AG is a leading European direct computer reseller.

   Frederick G. Thiel has served as our President and Chief Executive Officer since April 1998 and was appointed as a director in May 2000. From July 1996 to April 1998, Mr. Thiel served as a Corporate Vice President, Marketing and General Manager, Storage Division, for CMD Technology, a developer of RAID storage controllers. From June 1994 to March 1996, Mr. Thiel was with Standard Microsystem Corporation, a manufacturer of networking technology, as the Director of Worldwide Marketing from January 1996 to March 1996, and as the Director of Product Marketing from June 1994 to January 1996.

   Thomas W. Burton has been a member of our Board of Directors since our inception in 1989. Mr. Burton, an attorney, has operated his own law office, Thomas W. Burton, PLC since June 1999. From January 1994 to June 1999, Mr. Burton served with the law firm of Cummins & White LLP.

   Howard T. Slayen was elected to the Board of Directors in August 2000. Since July 2001, Mr. Slayen has been the Managing Director at Branuity, Inc., a brand strategy and development business. From February 2001 to April 2001, Mr. Slayen was the Interim Chief Financial Officer of Appiant Technologies, Inc., a unified communications business. From October 1999 to July 2001, Mr. Slayen was Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-based personalization and customer interaction business. From 1971 to 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand including his most recent position of Corporate Finance Partner.

   H. K. Desai was elected to the Board of Directors in October 2000. Mr. Desai is currently the Chief Executive Officer of QLogic Corporation, a company that provides end-to-end connectivity for the SAN. From 1995 to 1996, Mr. Desai was the President and Chief Technical Officer of QLogic. From 1990 to 1995, Mr. Desai served on the board of Microsemi Corporation, a supplier of analog integrated circuits and power and signal discrete semiconductors.

Board Meetings and Committees

   The Board of Directors of the Company held a total of eight (8) meetings during the fiscal year ended June 30, 2001, three (3) of which were telephonic. In addition, the Board of Directors approved certain matters by unanimous written consent. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Certain matters were approved by the Board of Directors, or a Committee of the Board of Directors, by unanimous written consent. The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Audit Committee has a written charter that has been approved by the Board of Directors. The Board does not have a nominating committee or any committee performing similar functions.

                                                                 Number of Meetings in
 Name of Committee and                                           the Fiscal Year ended
 Members                      Functions of the Committee             June 30, 2001
 ---------------------        --------------------------         ---------------------
 AUDIT COMMITTEE        .  recommend selection of independent               5
 Thomas Burton             public accountants to Board of
 H.K. Desai                Directors;
 Howard Slayen

                        .  review scope and results of year-
                           end audit with management and
                           independent auditors; and

                        .  review Company's accounting
                           principals and system of internal
                           accounting controls.

 COMPENSATION COMMITTEE .  review and approve salaries,                     6
 Bernhard Bruscha          bonuses, and other benefits payable
 Thomas Burton             to the Company's executive
 Howard Slayen             officers; and

                        .  administer the Company's Stock
                           Option Plans.

   No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year ended June 30, 2001; and (ii) the total number of meetings held by all committees of the Board of Directors during the fiscal year ended June 30, 2001, on which such person served.

Director Compensation

   Each member of the Board of Directors who is not an employee of the Company, or any parent or subsidiary of the Company ("Non-Employee Directors") and who is a beneficial owner of less than 5% of the Company's Common Stock receives $5000 cash compensation annually and $750 for each Board meeting attended for his services as a director. Non-Employee Directors are also reimbursed for their reasonable expenses for attending Board and Board committee meetings.

   Directors are also eligible to participate in the Company's 2000 Stock Plan. Under the 2000 Stock Plan, Non-Employee Directors receive annual, automatic, non-discretionary grants of nonstatutory stock options. Each Non-Employee Director automatically receives an option to purchase 25,000 shares of the Company's common stock on the date he or she first becomes a Non-Employee Director. Thereafter, each Non-Employee Director automatically receives an option to purchase 10,000 shares of the Company's common stock following each annual meeting of the Company's stockholders, if immediately after such meeting, he or she will continue to serve on the Board and has served on the Board for at least the preceding 6 months. The exercise price for these options is 100% of the fair market value of the Shares on the date of grant. Also, these option have a term of ten years, provided, however, that they will terminate earlier depending on different circumstances. These options will vest as to 50% of the Shares subject to the Option twelve months after the date of grant and as to 1/24 of the Shares each month thereafter, provided the optionee continues to serve on the Board on such dates. Lantronix has the power to amend the vesting schedules from time to time. For example, the vesting schedules for options granted to H.K. Desai and Howard Slayen were amended to provide for immediate vesting of 50% of their respective options and vesting of 1/24 of the shares subject to their respective options each month after the date the grants were made. There is no current plan to amend the vesting terms of any additional option grants to Non-Employee Directors. In addition, all Directors are eligible to receive discretionary grants of nonstatutory stock options under the Company's 2000 Stock Plan.

   Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors. There are no family relationships between directors and executive officers of the Company.

Vote Required; Recommendation of Board of Directors

   The two nominees receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                         THE NOMINEES SET FORTH ABOVE

                                 PROPOSAL TWO

                   APPROVAL OF THE AMENDMENT AND RESTATEMENT
                       OF THE COMPANY'S 2000 STOCK PLAN

   We are asking our stockholders to approve the amended and restated 2000 Stock Plan so that we can continue to use the Plan to achieve the Company's goals and also continue to receive a federal income tax deduction for certain compensation paid under the Plan. Our Board of Directors has approved the amended and restated 2000 Stock Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amended and restated 2000 Stock Plan requires the affirmative vote of a majority of the Votes Cast. If our stockholders approve the amended and restated 2000 Stock Plan, it will replace the current version of the Plan. Although our executive officers named in the Table under "Executive Compensation and Related Information--Summary Compensation Table" (the "Named Executive Officers") and our directors have an interest in obtaining approval of this proposal, we believe that the offer of equity incentives to all service providers of the Company will be a key factor in the Company's overall financial performance.

   The 2000 Stock Plan (the "Plan") was approved in May 2000 by the stockholders of the Company at the time, and no material changes have been made to the Plan since such approval (except as proposed below). Currently, a total of 2,000,000 shares of common stock of the Company ("Shares") are reserved for issuance under the Plan (the "Option Pool"), plus an annual increase to be added on the first day of each new year equal to the lesser of
(i) 1,000,000 Shares, (ii) 5% of the outstanding Shares on that date, or (iii) an amount determined by the Board of Directors (the "Evergreen Provision"). We are proposing to amend the Plan by revising the Evergreen Provision to provide that the number of Shares that may be added annually to the Option Pool on the first day of each new year shall be equal to the lesser of (a) 2,000,000 Shares, (b) 5% of the outstanding Shares on that date, or (c) an amount determined by the Board of Directors.

   As stated above, a total of 2,000,000 Shares currently are reserved for issuance under the Plan. As of September 28, 2001, 1,652,834 Shares were subject to Awards (as defined below) currently outstanding under the Plan and 296,571 Shares remained available for any new Awards to be granted in the future. The closing sale price of our common stock on September 28, 2001, was $6.10 per share.

   We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Stock options and other awards such as those provided under the Plan play a vital role in attracting and retaining outstanding and highly skilled individuals in the competitive labor markets in which we must compete. Our continued growth, combined with the extension of stock option grants and other awards under the Plan to a broader employee base, requires the use of additional Shares.

   The essential provisions of the Plan are outlined below.

Summary of the Plan

   General. The Plan permits the grant of incentive stock options (which are entitled to favorable federal tax treatment), nonstatutory stock options (that is, stock options that are not intended to be incentive stock options), and stock purchase rights ("SPRs") (collectively, "Awards") to eligible Plan participants.

   Purpose of the Plan. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees, directors and consultants of the Company and its subsidiaries, and to promote the success of the Company's business.

   Administration of the Plan. The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" under Section 162(m) of the Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

   Subject to the terms of the Plan, the Committee has the sole discretion and authority to administer the Plan and to control its operation, including, for example, the power to (a) determine which employees, directors and consultants will be granted Awards, (b) determine the size and types of such Awards, (c) determine the terms and conditions of such Awards, and (d) interpret the terms of the Plan and the outstanding Awards.

   Eligibility to Receive Awards. The Committee selects the employees, directors and consultants who will be granted Awards under the Plan. However, incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company at the time of grant. Our non-employee directors automatically are granted Awards of a predetermined number of nonstatutory stock options for each year that they serve on our Board of Directors. The Company currently has five directors, including one inside director and four non-employee directors, 263 employees, and 24 consultants.

   Limitations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not receive a federal income tax deduction for compensation paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, the Company can preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of Awards that any individual may receive. The Plan has been designed to permit the Committee to grant stock options that qualify as "performance-based compensation" for purposes of satisfying the conditions of Section 162(m). For example, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 400,000 Shares, except that in connection with his or her initial service, an employee, director or consultant may be granted options to purchase up to an additional 500,000 Shares.

   Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

  (a) Exercise Price. The Committee has the discretion to determine the exercise price of options, except that the exercise price of an incentive stock option or a nonstatutory stock option that is intended to qualify as "performance-based compensation" within the meaning of
      Section 162(m) of the Code may not be less than 100% of the fair market value of the Shares subject to the option at the time of grant (in certain circumstances, the exercise price of an incentive stock option must be at least 110% of the fair market value of the Shares subject to the option at the time of grant). An exception is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price may preserve the economic value of the employee's cancelled stock options from his or her former employer). For purposes of the Plan, "fair market value" generally means the closing sale price of the Company's common stock on the last market trading day before the relevant date.

  (b) Exercise of Option; Form of Consideration. Options granted under the Plan become exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee. The Committee determines the acceptable form of consideration for exercising an option. The Plan permits payment to be made by cash, check, promissory note, other Shares (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or any other form of consideration permitted by applicable law. In the case of an incentive stock option, the Committee will determine the acceptable form of consideration for exercising the option at the time of grant (as set forth in the related option agreement).

  (c) Term of Option. The term of each option will be stated in the related option agreement. The term of an incentive stock option may be no more than 10 years from the date of grant (provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than 5 years from the date of grant). No option may be exercised after the expiration of its term.

  (d) Termination of Employment or Service. If an optionee ceases to be an employee, director or consultant of the Company for any reason (other than upon the optionee's death or disability), then the optionee generally may exercise the option within the period of time specified in the option agreement or, if no such time is specified, within 3 months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

  (e) Death or Disability of Optionee. If an optionee ceases to be an employee, director or consultant of the Company due to the optionee's death or disability, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent it was vested on the date of termination, within the period of time specified in the option agreement or, if no such period of time was specified, within 12 months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

  (f) Buyout Provisions. The Committee may at any time offer to buy out an option previously granted for a payment of cash or Shares.

  (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

   SPRs. SPRs may be issued alone, in addition to or in tandem with other Awards granted under the Plan. The offer of a grant of SPRs by the Committee will be accepted by execution of a restricted stock purchase agreement by the offeree, which, unless the Committee determines otherwise, will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or service with the Company for any reason (including death or disability).

   Formula Option Grants to Non-employee Directors. Under the Plan, our non-employee directors receive annual, automatic, non-discretionary grants of nonstatutory stock options. Each new non-employee director automatically receives an option to purchase up to 25,000 Shares (the "First Option") on the date that he or she first becomes a non-employee director. However, an Inside Director who ceases to be an employee but remains a director is not eligible to receive a First Option. For purposes of the Plan, an "Inside Director" is a member of the Board of Directors who is an employee of the Company or any subsidiary of the Company.

   Thereafter, each non-employee director also automatically receives an option to purchase up to 10,000 Shares (a "Subsequent Option") following each annual meeting of the stockholders of the Company, if immediately after such meeting, he or she will continue to serve on the Board of Directors and has served on the Board of Directors for at least the preceding 6 months.

   All First and Subsequent Options have a term of 10 years and an exercise price per Share equal to 100% of the fair market value per Share on the date of grant, and will vest twelve months after the date of grant as to 50% of the Shares and as to 1/24 of the Shares each month thereafter, provided that the optionee continues to serve on the Board of Directors on such dates. Lantronix has the power to amend the vesting schedules from time to time. For example, the vesting schedules for options granted to H.K. Desai and Howard Slayen were amended to provide for immediate vesting of 50% of their respective options and vesting of 1/24 of the shares subject to their respective options each month after the date the grants were made. There is no current plan to amend the vesting terms of any additional option grants to Non-Employee Directors. Except as otherwise provided above, First and Subsequent Options will be subject to the other terms and conditions of the Plan.

   Nontransferability of Awards. Awards granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

   Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Subject to certain restrictions, the number of Shares that have been authorized for issuance under the Plan, the number of Shares covered by each outstanding Award and the exercise price of each such outstanding Award will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration. Such adjustment will be made by the Company's Board of Directors, whose determination will be final, binding and conclusive.

   In the event of a proposed liquidation or dissolution, the Committee will notify any optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's Awards, including those not otherwise exercisable, until the date 15 days before the consummation of the liquidation or dissolution. In addition, the Committee may provide that the Company's repurchase option applicable to Shares purchased upon the exercise of an Award will lapse as to such Shares if the proposed transaction takes place in the time and manner contemplated. To the extent an Award has not previously been exercised, it will terminate immediately before the consummation of such liquidation or dissolution.

   In the event of a merger of the Company with or into another corporation or the sale of substantially all of the Company's assets, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. In the event the successor corporation does not agree to assume or substitute for the Award, the optionee shall fully vest in and have the right to exercise the Award, including Shares not otherwise exercisable. If an Award becomes fully vested and exercisable in lieu of such assumption or substitution, the Committee will notify the optionee that the Award is fully exercisable for 15 days from the date of such notice and that the Award will terminate upon the expiration of such period. In addition, in the event of a change of control (as defined in the Plan), each outstanding option automatically granted to a non-employee director pursuant to the non-discretionary provisions of the Plan will fully vest as to all of the Shares subject to the option, including Shares as to which the director would not otherwise be vested or exercisable, and the Committee will notify the optionee that the option is fully exercisable for 15 days from the date of such notice and that the option will terminate upon the expiration of such period.

   Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend or terminate the Plan at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No such amendment, alteration, suspension or termination of the Plan may impair the rights of any optionee without his or her written consent. Unless terminated earlier, the Plan will terminate in 2010.

Awards Granted to Certain Individuals and Groups

   As described above, the number of Awards (if any) that may be granted to employees, directors or consultants under the Plan is in the discretion of the Committee and therefore future Awards under the Plan cannot be determined in advance. Our non-employee directors automatically are granted Awards of a pre-determined number of nonstatutory stock options for each year that they serve on our Board. The following table sets forth (a) the total number of Shares subject to options granted under the Plan to the listed persons and groups during the fiscal year ended June 30, 2001; (b) the average per Share exercise price of such options, (c) the total number of Shares of restricted stock granted under the Plan during the fiscal year ended June 30, 2001; and
(d) the dollar value of such Shares of restricted stock based on $6.10 per Share, the closing sale price for Shares on September 28, 2001.

                                2000 Stock Plan

                                                      # of
                                           Avg.    Shares of
                                 # of    Per Share Restricted $ Value of Shares
                                Options  Exercise    Stock      of Restricted
 Name of Individual or Group    Granted    Price     Issued     Stock Issued
 ---------------------------   --------- --------- ---------- -----------------
Frederick G. Thiel
 President and Chief
  Executive Officer..........          0     N/A        0            N/A

Johannes Rietschel
 Chief Technical Officer.....          0     N/A        0            N/A

Steven V. Cotton
 Chief Operating Officer and
  Chief Financial Officer....          0     N/A        0            N/A

All current executive
 officers, as a group........          0     N/A        0            N/A
All current directors who are
 not employees, as a group...     50,000   $6.57        0            N/A
All employees who are not
 current executive officers,
 as a group..................  1,524,070   $6.00        0            N/A

Federal Tax Aspects

   The following discussion summarizes certain U.S. federal income tax considerations for U.S. taxpayers receiving Awards under the Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement. However, it does not purport to be complete, and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside. Tax consequences for any particular individual may be different.

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

   The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

   Tax Effect for the Company. The Company generally will be entitled to receive a tax deduction in connection with an Award under the Plan in the amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. As described above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under
Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of compensation in excess of $1,000,000 if it complies with the conditions imposed by Section 162(m). These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit the Committee to grant options which satisfy the requirements of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such options.

Required Vote; Recommendation of the Board of Directors

   Approval of the amendment and restatement of the Company's 2000 Stock Plan requires the affirmative vote of a majority of the Votes Cast.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2002. We are submitting our selection of independent auditors for ratification by stockholders at our Annual Meeting.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

Required Vote; Recommendation of the Board of Directors

   Ratification of the Board's appointment of Ernst & Young LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors and the Audit Committee. Even if the selection is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time if it is determined that such a change would be in the best interests of Lantronix and its stockholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 28, 2001 by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, (iii) by each of our Named Executive Officers, and (iv) all directors and executive officers as a group. The address for each person is 15353 Barranca Parkway, Irvine, California 92618. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of September 28, 2001, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 49,931,149 shares of common stock outstanding as of September 28, 2001.

                                                               Beneficial
                                                              Ownership(1)
                                                          ---------------------
 Beneficial Owner                                         Number of  Percentage
       Name                                                 Shares   Ownership
 ----------------                                         ---------- ----------
 Directors and Officers
 Bernhard Bruscha........................................ 20,303,220    40.7%
 Thomas W. Burton........................................    100,000      *
 Howard T. Slayen(2).....................................     30,000      *
 H. K. Desai(3)..........................................     25,000      *
 Frederick G. Thiel(4)...................................  1,776,544     3.6%
 Steven V. Cotton(5).....................................    663,549     1.3%
 Johannes Rietschel(6)...................................  2,902,989     5.8%
 All executive officers and directors as a group
  (7 persons)(7)......................................... 25,801,302    51.6%

--------
 * Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1) Beneficial ownership is determined in accordance with the Rules of the SEC and generally includes voting and investment power with respect to securities. Beneficial ownership also includes shares subject to options currently exercisable within 60 days of this table.

(2) Shares beneficially owned by Mr. Slayen includes 25,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 28, 2001.

(3) Shares beneficially owned by Mr. Desai includes 25,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 28, 2001.

(4) Shares beneficially owned by Mr. Thiel includes 250,950 shares of common stock that will be released from our repurchase right within 60 days of September 28, 2001, 413,577 shares of common stock held by Mr. Thiel as trustee of two annuity trusts and an aggregate of 35,560 shares of common stock held by Luisamelia Thiel and the Luisamelia Thiel Annuity Trust, of which beneficial ownership is disclaimed.

(5) Shares beneficially owned by Mr. Cotton includes 372,358 shares of common stock that will be released from our repurchase right within 60 days of September 28, 2001.

(6) Shares beneficially owned by Mr. Rietschel includes 25,001 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 28, 2001, and includes 659,496 shares of common stock owned by his spouse of which beneficial ownership is disclaimed.

(7) Includes an aggregate of:

  . 623,308 shares which are subject to a repurchase right we hold as of September 28, 2001;

  .  2,528,344 shares issued upon exercise of stock options; and

  . Options to purchase 75,001 shares exercisable within 60 calendar days of September 28, 2001.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

   The following table sets forth information concerning the compensation that we paid during the last two fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2001. All option grants were made under our 1993 Incentive Stock Option Plan or 1994 Nonstatutory Stock Option Plan.

                                                                   Long-Term
                                       Annual Compensation        Compensation
                                --------------------------------- ------------
                                                                   Securities
   Name and Principal    Fiscal                    Other Annual    Underlying     All Other
        Position          Year   Salary   Bonus   Compensation(1)  Options(#)  Compensation(2)
   ------------------    ------ -------- -------- --------------- ------------ ---------------
Frederick G. Thiel......  2001  $211,539 $ 81,250     $ 9,600             0        $5,621
President and Chief       2000  $220,385 $123,250     $10,800       348,000        $5,992
 Executive Officer        1999  $161,292 $ 53,760     $ 3,508       696,000        $5,991

Johannes Rietschel......  2001  $168,851 $ 41,157     $ 9,600             0        $4,950
Chief Technical Officer   2000  $167,235 $ 71,268     $ 9,969        66,667        $3,898
                          1999  $ 71,245 $  1,032     $ 3,692             0        $    0

Steven V. Cotton(4).....  2001  $183,403 $ 43,539     $     0             0        $2,575
Chief Operating Officer   2000  $ 99,355 $ 13,855     $     0       688,000        $1,787
 and Chief Financial      1999  $      0 $      0     $     0             0
  Officer                                                                          $    0

--------
(1) Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2) Represents amounts paid by us as a matching contribution to each employee's 401(k) account.

(3) Johannes Rietschel began his employment with us in January 1999. Mr. Rietschel's annual salary for the fiscal year ended June 30, 1999, was $155,000.

(4) Steven V. Cotton began his employment with us in December 1999. Mr. Cotton's annual salary for the fiscal year ended June 30, 2000, was $180,000.

Employment Agreements

   We entered into an employment agreement in April 1998 with Frederick G. Thiel, who serves as our President and Chief Executive Officer, which was amended effective as of April 1999 and again as of April 2001. The agreement provides that Mr. Thiel's employment is at-will and sets forth an initial annual base salary of $200,000, subject to annual review by the board of directors, and incentive compensation of up to 50% of his annual base salary. Mr. Thiel's agreement also provided that he be granted stock options representing 3.5% of our then outstanding shares at the time the employment agreement was executed. Pursuant to this agreement, Mr. Thiel was granted 696,000 stock options on October 15, 1998. The options were granted under our 1993 Incentive Stock Option Plan and 1994 Nonstatutory Stock Option Plan. If after a change in control, we terminate Mr. Thiel without cause or if Mr. Thiel resigns with "good reason," Mr. Thiel will receive his current base salary and other benefits for a period of 15 months, be paid an amount equal to 125% of the average of the two highest annual bonuses that were actually paid to him during the three bonus years preceding the date of termination or resignation, and 100% of his then unvested options will become vested and all of Mr. Thiel's stock will be released from our repurchase right. Mr. Thiel is also subject to confidentiality and noncompete restrictions under his employment agreement. The noncompete restrictions might be unenforceable under California law. Our agreement with Mr. Thiel terminated in September 2001 and we are currently negotiating the terms of an extension to the agreement with Mr. Thiel.

   We entered into an employment agreement in December 1999 with Steven V. Cotton, who serves as our Chief Financial Officer and Chief Operating Officer. The agreement provides that Mr. Cotton's employment is at-will and sets his annual base salary at $180,000 and provides for incentive compensation of up to 30% of his annual base salary. Pursuant to his employment agreement Mr. Cotton was granted 340,000 stock options under our 1994 Nonstatutory Stock Option Plan on December 9, 1999. If after a change in control we terminate Mr. Cotton without cause or if Mr. Cotton resigns with "good reason," Mr. Cotton will receive his current base salary and certain benefits for a period of 18 months, 100% of his incentive bonus for the quarter in which his employment ends and acceleration of 50% of his unvested options or release of shares from our repurchase right. If we terminate Mr. Cotton without cause for reasons not associated with a change in control, Mr. Cotton will receive his current base salary and certain benefits for a period of nine months, his incentive bonus for the quarter in which his employment ends, and an extension of the vesting of all unvested stock options or release of shares from our repurchase right for three years beyond the date of termination. Mr. Cotton is subject to confidentiality and noncompete restrictions under his employment agreement. The noncompete restrictions might be unenforceable under California law.

   We entered into an employment agreement in September 1998 with Johannes Rietschel, our Chief Technology Officer. The agreement provides that Mr. Rietschel's employment is at-will and sets his annual base salary at $155,000 per year and incentive compensation at up to 30% of his annual base salary. Mr. Rietschel is subject to confidentiality and noncompete restrictions under his employment agreement. The enforcement of these noncompete restrictions might be limited under California law. Our agreement with Mr. Rietschel terminates on December 31, 2001.

Option Grants in Last Fiscal Year

   There were no stock options granted during the fiscal year ended June 30, 2001 to our Named Executive Officers.

Aggregated Option Exercises In Fiscal 2001 and 2001 Fiscal Year-End Option
Values

   The following table sets forth information for each of our Named Executive Officers concerning option exercises for the fiscal year ended June 30, 2001, and exercisable and unexercisable options held at June 30, 2001.

   The "Value of Unexercised In-the-Money Options at June 30, 2001" is based on the $10.30 per share closing price of our common stock on June 29, 2001, less the aggregate exercise price. All options were granted under our 1993 Incentive Stock Option Plan or our 1994 Nonstatutory Stock Option Plan.

                                                         Number of Securities            Value of Unexercised
                                                        Underlying Unexercised          in-the-Money Options at
                           Shares                      Options at June 30, 2001              June 30, 2001
                         Acquired on     Value      ------------------------------- -------------------------------
          Name           Exercise(#) Realized($)(1) Exercisable(#) Unexercisable(#) Exercisable($) Unexercisable($)
          ----           ----------- -------------- -------------- ---------------- -------------- ----------------
Frederick G. Thiel......  1,326,070    $6,129,032            0               0         $     0         $      0
Johannes Rietschel......          0             0       18,056          48,611          77,641          209,027
Steven V. Cotton........    639,428     2,812,806            0               0               0                0

--------
(1) The value realized is calculated based on the fair market value of the shares acquired on the date of exercise minus the aggregate exercise price.

Significant Employees

   The following table and notes set forth information, as of September 28, 2001, about those persons who are not executive officers but who make or are expected to make significant contributions to the Company's business:

 Name                     Age                Position(s)
 ----                     ---                -----------
 Debbie Ures.............  44 Executive Vice President, Worldwide Sales

 Curtis D. Brown.........  54 Executive Vice President, Research and
                              Development

 Carolyn M. Jones........  38 Vice President, Information Technology

 Anthony Macciola........  39 Vice President, Marketing

   Debbie Ures has served as our Executive Vice President, Worldwide Sales since June 2001, prior to which she served as our Vice President, Worldwide Sales from April 2001. Prior to joining us, from November 1998 until March 2001, Ms. Ures served as the Vice President of Americas Sales for International Rectifier, a supplier of power semiconductors. From October 1984 until September 1996, Ms. Ures was with Hitachi, a manufacturer of electronic and electrical products, in various sales and marketing positions, including Worldwide Account Manager. Ms. Ures's annual salary for 2001 is $225,000 and she is eligible to earn commissions of up to $125,000. In April 2001, Ms. Ures was granted an option to purchase 280,923 shares of our common stock.

   Curtis D. Brown has served as our Executive Vice President, Research and Development since June 2001. Prior to joining us, Mr. Brown served as Vice President, DLT Tape Engineering for Quantum Corporation, a designer and manufacturer of DLT tape drives, media cartridges and storage systems, from July 2000 to December 2000. From March 1999 to May 2001, Mr. Brown served as President of iUpgrade, a developer of hardware and software techniques. From September 1997 to March 1999, Mr. Brown served as Vice President, Engineering for CMS Peripherals, a computer drives and peripherals company. From April 1994 to April 1996, he served as Vice President and Chief Technology Officer for Conner Peripherals/Seagate, a disc drive manufacturer. Mr. Brown's annual salary is $250,000 and he is eligible to earn incentive compensation of up to $75,000. In June 2001, Mr. Brown was granted an option to purchase 160,000 shares of our common stock.

   Carolyn M. Jones has served as our Vice President, Information Technology since January 2001. From March 2000 to January 2001, Mrs. Jones was with Global e-Companies, an e-commerce company, as their Sr. Vice President of IT and Chief Technology Officer. Prior to joining Global e-Companies, Mrs. Jones was the Director of Information Technology at Buy.com, an Internet retailer, from July 1998 to March 2000. From March 1995 to July 1998 Mrs. Jones served as Senior Manager of Information Technology for Hewlett Packard, a provider of computing and imaging solutions, in their e-commerce division. Ms. Jones's annual salary is $162,500 and she is eligible to earn incentive compensation of up to $50,000. In January 2001, Ms. Jones was granted an option to purchase 70,000 shares of our common stock.

   Anthony Macciola has served as our Vice President, Marketing since May 2000. Prior to joining us, Mr. Macciola was with Kofax Image Products, a provider of imaging, workflow and document management technology, from February 1990 until May 2000 where he held several positions, including Director of Marketing--Technology Business Unit from December 1998 to May 2000, Manager of Product Marketing--Technology and Application Business Units from December 1996 to December 1998, and Senior Product Manager--Technology Business Unit from October 1994 to December 1996. Mr. Macciola's annual salary is $151,156 and he is eligible to earn incentive compensation of up to $37,789. In May 2000, Mr. Macciola was granted an option to purchase 60,000 shares of our common stock.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors, and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, through the Record Date, its executive officers, directors, and 10% Stockholders have complied with all applicable Section 16(a) filing requirements, except that Anthony Macciola, Andrew Mitchell, Howard Slayen, Marcel Van der Meijs, Fraser Walker and H.K. Desai each filed a delinquent Form 3 and that the Forms 4 required to be filed by Bernhard Bruscha for May 2001, Steven Cotton for November 2000, March 2001, and April 2001, W. Brad Freeburg for October 2000, Sean Irby for August 2000, Katherine McDermott for August 2000 and Frederick Thiel for March 2001 and May 2001 were filed late.

                          RELATED PARTY TRANSACTIONS

transtec AG

   Bernhard Bruscha, our Chairman of the Board, is the majority stockholder and Chief Executive Officer of transtec AG, a computer systems manufacturer. transtec is a major customer of ours, accounting for $6.2 million of net revenues in the year ended June 30, 2001, $3.2 million of net revenues in the year ended June 30, 2000, $3.8 million of net revenues in the year ended June 30, 1999 and $5.1 million of net revenues in the year ended in June 30, 1998.

   In addition, during the fiscal year ended June 30, 2001, we paid $90,000 in maintenance fees to transtec AG pursuant to a software maintenance contract entered into with transtec AG in January 1999. This contract has been terminated and no additional maintenance fees are due thereunder.

KC Cubed Realty Associates, LLC

   We entered into a Letter Agreement dated June 7, 2001, with KC Cubed Realty Associates, LLC ("KC Cubed"), which provides that KC Cubed will negotiate with us to enter into a definitive lease agreement whereby KC Cubed will lease to us the property located at 100 Washington Street, Milford, Connecticut. The Letter Agreement further provides that the definitive lease agreement will include a provision that the per square foot base rental rate shall be no more than $11.00 per square foot and shall be adjusted bi-annually in an amount based on the change in the consumer price index, provided that no increase shall exceed four percent in any bi-annual adjustment. The property is currently being used for the operations of Lightwave and we anticipate the property will continue to be used for the operations of Lightwave. The members of KC Cubed are the former stockholders of Lightwave, prior to its merger with us. David Cheever, one of the members of KC Cubed and a former Lightwave stockholder, is the president of Lightwave and each of the four remaining KC Cubed members are employees of Lightwave.

Restricted Stock Purchase Agreements and Stock Option Grants

 Frederick G. Thiel

   On November 1, 2000, Mr. Thiel, our President and Chief Executive Officer and a director, exercised options to purchase 734,460 shares of common stock at a price of $0.18 per share. Mr. Thiel paid the aggregate exercise price for such shares with two full-recourse, three-year promissory notes in the aggregate principal amount of $132,203 secured by the purchased shares. The notes each bear interest at a rate of 6.15% per annum, compounded annually.

   On March 29, 2001, Mr. Thiel, exercised options to purchase 243,610 shares of common stock and 348,000 shares of common stock at a prices of $0.18 and $0.50 per share, respectively, and entered into three restricted stock purchase agreements regarding the shares exercised. Pursuant to the restricted stock purchase agreements, we have the right to repurchase any of the unvested shares upon his termination of employment. As of September 28, 2001, 250,950 of such shares held by Mr. Thiel remain unvested. 76,950 and 174,000 of Mr. Thiel's shares will be released from our repurchase option on April 9 and August 1, 2002, respectively. Mr. Thiel paid for the shares with a full-recourse, three-year promissory note in the aggregate principal amount of $217,850 secured by the purchased shares. The note bears interest at rate of 7.50% per annum, compounded annually.

   As of September 28, 2001, we loaned an aggregate amount of $3,040,645 to Mr. Thiel pursuant to multiple non-recourse promissory notes, to pay income tax liabilities incurred by him as a result of the exercise of options to purchase shares of our common stock as set forth below:

      Date(s) of Option
         Exercise to           Date of                Principal
          Which Tax           Promissory              Amount of              Interest
      Liability Relates          Note              Promissory Note             Rate
      -----------------       ----------           ---------------           --------
          05/19/00             03/19/01                $184,338                5.38%
          05/19/00             03/19/01                $139,388                5.38%
      05/19/00;11/01/00        04/16/01                $600,000                5.19%
          11/01/00             03/19/01                 $31,767                5.38%
          11/01/00             03/19/01              $1,149,771                5.38%
          03/29/01             06/05/01                $935,381                7.50%

 Steven V. Cotton

   On January 2, 2001, Mr. Cotton, our Chief Financial Officer and Chief Operating Officer, exercised options to purchase 48,572 shares of common stock at a price of $0.50 per share. Mr. Cotton paid the aggregate exercise price for such shares with a full-recourse, three-year promissory note in the principal amount of $24,286 secured by the purchased shares. The note bears interest at a rate of 5.9% per annum, compounded annually.

   On March 23, 2001, Mr. Cotton, exercised options to purchase 12,114 shares of common stock at a price of $0.50 per share. Mr. Cotton paid the aggregate exercise price for such shares with a full-recourse, three-year promissory note in the principal amount of $6,057 secured by the purchased shares. The note bears interest at a rate of 5.06% per annum, compounded annually.

   In addition, on March 29, 2001, Mr. Cotton, exercised options to purchase 578,742 shares of common stock at a prices of $0.50 per share and entered into two restricted stock purchase agreements regarding the shares exercised. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment. As of September 28, 2001, 372,358 of such shares held by Mr. Cotton remain unvested. 174,000 and 198,358 of Mr. Cotton's shares will be released from our repurchase option on August 9, 2002 and December 9, 2005, respectively. Mr. Cotton paid for the shares with a full-recourse, three-year promissory note in the principal amount of $289,371 secured by the purchased shares. The note bears interest at rate of 7.50% per annum, compounded annually.

   As of September 28, 2001, we loaned an aggregate amount of $1,040,921 to Mr. Cotton pursuant to multiple non-recourse promissory notes, to pay income tax liabilities incurred by him as a result of the exercise of options to purchase shares of our common stock as set forth below:

      Date(s) of Option
         Exercise to           Date of                Principal
          Which Tax           Promissory              Amount of              Interest
      Liability Relates          Note              Promissory Note             Rate
      -----------------       ----------           ---------------           --------
          05/19/00             03/19/01               $ 48,213                 5.38%
          01/02/01             03/19/01               $101,160                 5.38%
          03/23/01             03/23/01               $ 19,601                 5.06%
          03/29/01             06/05/01               $871,947                 7.50%

 Thomas W. Burton

   As of September 28, 2001, we loaned an aggregate amount of $94,000 to Mr. Burton pursuant to a non-recourse promissory note, to pay income tax liabilities incurred by him as a result of the exercise of options to purchase shares of our common stock as set forth below:

      Date(s) of Option
         Exercise to           Date of                Principal
          Which Tax           Promissory              Amount of              Interest
      Liability Relates          Note              Promissory Note             Rate
      -----------------       ----------           ---------------           --------
          05/19/00             04/16/01                $94,000                5.19%

 H.K. Desai

   On October 30, 2000, Mr. Desai, a director, was granted a stock option to purchase an aggregate of 25,000 shares of common stock pursuant to our 2000 Stock Plan at an exercise price per share of $6.38. The option terminates on October 30, 2010, and vested as to fifty percent of the shares as of October 30, 2000 and 1/24th of the shares subject to the option vest each month thereafter provided Mr. Desai continues to serve on the Board of Directors on such dates.

 Howard Slayen

   On August 17, 2000, Mr. Slayen, a director, was granted a stock option to purchase an aggregate of 25,000 shares of common stock pursuant to our 2000 Stock Plan at an exercise price per share of $6.75. The option terminates on August 17, 2010, and vested as to fifty percent of the shares as of August 17, 2000 and 1/24th of the shares subject to the option vest each month thereafter provided Mr. Slayen continues to serve on the Board of Directors on such dates.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   Lantronix's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of Non-Employee Directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers of the Company. The Compensation Committee has furnished the following report on executive compensation for the fiscal year ended June 30, 2001.

   As part of its duties, the Compensation Committee reviews compensation levels of the executive officers to confirm that compensation is in line with performance and industry practices. The goal of the Committee is to ensure the compensation practices of the Company are sufficient to: (i) enable the Company to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Company; (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interest of stockholders in maximizing stockholder value. The Company emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The Company intends to annually review its compensation practices by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing the Company in the networking device markets.

   The Company's compensation program for all employees includes both cash and equity-based elements. Because it is directly linked to the interest of our stockholders, equity-based compensation is emphasized in the design of the Company's compensation programs. Consistent with competitive practices, the Company utilizes a cash bonus plan based on achievement of financial performance objectives. In the fiscal year ended June 30, 2001, the Company met or exceeded its annual performance objectives and its quarterly targets.

Cash Compensation

   Salary. The Company sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set based on experience, performance and contribution to the Company's results.

   Cash Bonuses. Certain employees and executive officers are eligible to participate in the Company's cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board of Directors. This plan provides cash awards for meeting certain revenue goals, based on a matrix in which 100% of target may be achieved only if the Company's results meet targets. The bonus program consists of two components--corporate financial goals and individual objectives. The relative weighting of these two components is determined by the employee's direct responsibilities and their impact on the Company's results. The corporate financial goals are based on the approved operating plan and any periodic updates thereto. Individual objectives are negotiated and agreed upon between the employee and his or her supervisor.

Equity-Based Compensation

   Initial or "new-hire" options are granted to executive officers when they first join the Company. In addition, restricted stock may be sold to certain executive officers when they first join the Company. Thereafter, options may be granted and restricted stock may be sold to each executive officer annually and from time to time based on performance. To enhance retention, options granted and restricted stock sold to executive officers are subject to vesting restrictions that generally lapse over four years. The amount of actual options granted depends on the individual's level of responsibility and a review of stock option grants of positions at a broad peer group. Options granted by the Company at the then-current fair market value become exercisable only if the executive officer continues to serve the Company and become valuable only if the price of the Company's stock subsequently increases.

Compensation of the Chief Executive Officer

   When setting the Chief Executive Officer's compensation, the Committee does so without such person's attendance. The Chief Executive Officer's compensation is determined based on comparable salaries of chief executive officers in comparable technology companies. The Committee uses other industries for comparable measures which have some of the same manufacturing techniques and challenges.

   Frederick G. Thiel, who served as the Company's President and Chief Executive Officer during all of the fiscal year ending June 30, 2001, began his employment with the Company in April 1998. We entered into an employment agreement in April 1998 with Mr. Thiel which was amended effective as of April 1999 and again as of April 2001. The agreement provided that Mr. Thiel's employment is at-will and set forth an initial annual base salary of $160,000 and incentive compensation of up to 50% of his annual base salary subject to annual review by the board of directors. Mr. Thiel's agreement also provided that we grant him stock options representing 3.5% of our then outstanding shares at the time the employment agreement was executed. Pursuant to this agreement, Mr. Thiel was granted an aggregate of 741,424 stock options in April 1998. The options were granted under our 1993 Incentive Stock Option Plan and 1994 Nonstatutory Stock Option Plan. Our agreement with Mr. Thiel terminated in September 2001 and we are currently negotiating the terms of an extension to the agreement with Mr. Thiel. Since 1998, Mr. Thiel's compensation has increased to $200,000 and he has been granted additional options for the purchase of 1,044,000 shares of Common Stock.

Policy Regarding Deductibility of Compensation

   We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the chief executive officer and the next four most highly compensated executive officers of a publicly-held company is limited to $1 million per year, unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

   The Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Submitted by:

Compensation Committee
Bernhard Bruscha
Thomas Burton
Howard Slayen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee are set forth in the preceding section. No interlocking relationships exist between the Company's Board of Directors and the Compensation Committee of any other company, and no such interlocking relationship has existed in the past.

                            AUDIT AND RELATED FEES

Audit Fees

   The fees billed by Ernst & Young LLP for professional services for the audit of the Company's annual consolidated financial statements for the 2001 Fiscal Year and the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 Fiscal Year were $186,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed by Ernst & Young LLP to the Company for financial information systems design and implementation for the 2001 Fiscal Year.

All Other Fees

   Other audit-related fees for the 2001 Fiscal Year were an additional $709,000 and included, among other things, fees for acquisition-related work, registration statements, accounting consultations and acquisition required audits. Fees billed to the Company for non-audit-related services rendered by Ernst & Young LLP for the 2001 Fiscal Year, including fees for tax compliance and tax consulting services, were $838,000. All other fees in the aggregate, including audit-related fees, totaled $1,547,000.

   The Audit Committee of the Board of Directors has determined that the provision of the services disclosed under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above by Ernst & Young LLP is compatible with maintaining such accountants' independence.

                         STOCK PRICE PERFORMANCE GRAPH

   The graph below compares the cumulative total return to stockholders on our common stock with the cumulative total return on the Nasdaq Stock Market Index-U.S. ("Nasdaq US Index") and the JP Morgan H&Q Technology Index ("JP Morgan H&Q Index") for the period commencing on August 4, 2000, the date of the initial public offering of the Company's common stock, and ending on June 30, 2001. The following graph assumes the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends.

                                          Cumulative Total Return
                            --------------------------------------------------
                             08/04/2000       9/00      12/00     3/01     6/01

LANTRONIX, INC.                  100.00      95.00      63.75    50.31   103.00
NASDAQ STOCK MARKET (U.S.)       100.00      96.68      64.74    48.33    56.96
JP MORGAN H & Q TECHNOLOGY       100.00     105.32      68.44    47.86    53.35

                            AUDIT COMMITTEE REPORT

   The Audit Committee of our Board of Directors provides assistance to the Board of Directors for the general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Standards of Business Conduct. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

   For the fiscal year ended June 30, 2001, members of the Audit Committee took the following actions:

  (i) reviewed and discussed the audited financial statements with management;

  (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

  (iii) received from the auditors written disclosures regarding the auditor's independence as required by Independence Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence; and

  (iv) based on the above, recommended to the Board of Directors that the audited financials be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the SEC.

   Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. Since January 2001, the Company's Audit Committee has consisted of H. K. Desai, Thomas Burton and Howard Slayen. Prior to January 2001, all board members served on the Audit Committee. Mr. Desai, Mr. Burton and Mr. Slayen are "independent directors" as that term is defined under the rules of the National Association of Securities Dealers listing standards, as modified or supplemented.

   This report of the Audit Committee shall not be deemed incorporated by reference by an general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

                                          Submitted by

                                          Audit Committee
                                          H. K. Desai
                                          Thomas Burton
                                          Howard Slayen

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California
October 5, 2001

                                                                     Appendix A

                        CHARTER FOR THE AUDIT COMMITTEE

                 OF THE BOARD OF DIRECTORS OF LANTRONIX, INC.

Organization

   This charter governs the operations of the Audit Committee of the Board of Directors. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established from time to time by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

   The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

   The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

   The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation for services rendered. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the independent auditors to meet privately with the members of the committee.

   The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

   The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K or the annual report to shareholders if distributed prior to the filing of Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                     Appendix B

                                LANTRONIX, INC.

                                2000 STOCK PLAN

          (As Amended and Restated Effective as of November 9, 2001)

   The following constitute the provisions of the Lantronix, Inc. 2000 Stock Plan, as amended and restated effective as of November 9, 2001.

   1. Purposes of the Plan. The purposes of the Plan are:

  . to attract and retain the best available personnel for positions of substantial responsibility,

  . to provide additional incentive to Employees, Directors and Consultants, and

  .  to promote the success of the Company's business.

   Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

   2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Cause" means (i) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as an Employee which is intended to result in personal enrichment of the Optionee, (ii) the Optionee's conviction of a felony, (iii) any act by the Optionee that constitutes misconduct, and
(iv) continued violations by the Optionee of the Optionee's obligations to the Company.

    (e) "Change of Control" means the occurrence of any of the following events:

     (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

     (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

     (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

    (f) "Code" means the Internal Revenue Code of 1986, as amended.

    (g) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (h) "Common Stock" means the common stock of the Company.

    (i) "Company" means Lantronix, Inc., a Delaware corporation.

    (j) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

    (k) "Director" means a member of the Board.

    (l) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

    (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

     (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (q) "Inside Director" means a Director who is an Employee.

    (r) "IPO Effective Date" means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company's Common Stock as effective.

    (s) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (t) "Notice of Grant" means a written or electronic notice evidencing certain times and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

    (u) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (v) "Option" means a stock option granted pursuant to the Plan.

    (w) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (x) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (y) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

    (z) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

   (aa) "Outside Director" means a Director who is not an Employee.

   (bb) "Plan" means this 2000 Stock Plan, as amended from time to time.

   (cc) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

   (dd) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

   (ee) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

   (ff) "Section 16(b)" means Section 16(b) of the Exchange Act.

   (gg) "Service Provider" means an Employee, Director or Consultant.

   (hh) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

   (ii) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

   (jj) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares. The number of Shares reserved for issuance under the Plan shall increase annually on the first day of the calendar year beginning in 2001 by an amount of Shares equal to the lesser of
(i) 2,000,000 Shares, (ii) 5% of the outstanding Shares on such date or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

   If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

    (a) Procedure.

     (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

     (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

     (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

     (i) to determine the Fair Market Value;

     (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

     (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

     (iv) to approve forms of agreement for use under the Plan;

     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

     (vii) to institute an Option Exchange Program;

     (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

     (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     (x) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

     (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

     (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

   5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

   6. Limitations.

    (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without Cause.

    (c) The following limitations shall apply to grants of Options:

     (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 400,000 Shares.

     (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
  Section 14.

     (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

   7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

   8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

   9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

     (i) In the case of an Incentive Stock Option

         (1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

         (2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

     (i) cash;

     (ii) check;

     (iii) promissory note;

     (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

     (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

     (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

     (vii) any combination of the foregoing methods of payment; or

     (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

   An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

   Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Relationship as a Service Provider. Subject to Section 14, if an Optionee ceases to be a Service Provider (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is specified in the Option Agreement (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) Disability of Optionee. If a Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. If a Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11. Stock Purchase Rights.

    (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

    12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

   13. Formula Option Grants to Outside Directors. Outside Directors shall be granted Options in accordance with the following provisions:

    (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

    (b) Except as provided in subsection (d) below, each person who first becomes an Outside Director on or after the IPO Effective Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 25,000 Shares (the "First Option") on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

    (c) Except as provided in subsection (d) below, each Outside Director shall be automatically granted an Option to purchase up to 10,000 Shares (a "Subsequent Option") following each annual meeting of the stockholders of the Company occurring after the end of the Company's fiscal year 2000, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

    (d) Notwithstanding the provisions of subsections (b) and (c) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with
Section 20 hereof.

    (e) The terms of each First Option granted pursuant to this Section shall be as follows:

     (i) the term of the Option shall be ten (10) years.

     (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

     (iii) 50% of the Shares subject to the Option shall vest twelve months after the date of grant and 1/24 of the Shares subject to the Option shall vest each month thereafter, provided that the Outside Director shall continue to serve on the Board on such dates.

    (f) The terms of each Subsequent Option granted pursuant to this Section shall be as follows:

     (i) the term of the Option shall be ten (10) years.

     (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

     (iii) 50% of the Shares subject to the Option shall vest twelve months after the date of grant and 1/24 of the Shares subject to the Option shall vest each month thereafter, provided that the Outside Director shall continue to serve on the Board on such dates.

   14. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

    (c) Merger or Asset Sale. Subject to Section 15 below, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a "Merger"), each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this Section 14(c), the Option or Stock Purchase Right shall be considered assumed if, following the Merger, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the Merger, the consideration (whether stock, cash, or other securities or property) received in the Merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.

    15. Change of Control. In the event of a Change of Control, each outstanding Option granted to an Outside Director pursuant to Section 13 shall vest and become exercisable in full as to all of the Optioned Stock, including Shares as to which the Outside Director would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable as provided in this paragraph, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

    16. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    17. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    18. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

P                               LANTRONIX, INC.
R                     2001 Annual Meeting of Stockholders
O
X       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
Y                               LANTRONIX, INC.

     The undersigned stockholder of LANTRONIX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 5, 2001, and hereby appoints Frederick G. Thiel and Steven V. Cotton or either of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Lantronix, Inc. to be held on November 9, 2001 at 10:00 a.m., local time, at the Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, CA, 92626, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK PLAN, "FOR" THE RATIFICATION OF OUR INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

                                                               Please mark
                                                               your votes    [X]
                                                               as indicated

                                             WITHHELD
                                 FOR ALL     FROM ALL
                                NOMINEES     NOMINEES
1. ELECTION OF DIRECTORS          [_]          [_]

   Nominees: Howard Slayen
             H.K. Desai

---------------------------------------------------------
(To withhold authority to vote for any individual nominee, write HIS name in the space provided above.)


2. PROPOSAL TO APPROVE THE AMENDMENT AND             FOR     AGAINST   ABSTAIN
   RESTATEMENT OF THE COMPANY'S 2000 STOCK PLAN.     [_]       [_]       [_]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF
   ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
   OF THE COMPANY FOR THE FISCAL YEAR ENDING         [_]       [_]       [_]
   JUNE 30, 2002.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3.

Signature: _____________________ Signature: ________________ Dated: ______, 2001

This Proxy should be marked dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or a community property, both should sign.